THIRD AMENDMENT AGREEMENT

AMENDMENT AGREEMENT ("AMENDMENT") dated as of March 18, 2016 to the Second Amended and Restated Committed Facility Agreement dated October 8, 2013 between BNP Paribas Prime Brokerage International, Ltd. ("PBL") and First Trust Energy Income and Growth Fund ("CUSTOMER") (the "AGREEMENT").

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.    AMENDMENT TO SECTION 1 "FUNDING EVENT" DEFINITION

      The parties agree to amend the definition of "Funding Event" in Section 1 of the Agreement to replace the beginning date of the period specified therein with the date of this Amendment.

2.    MISCELLANEOUS

      (a) DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

      (b) ENTIRE AGREEMENT. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

      (c) COUNTERPARTS. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (d) HEADINGS. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

      (e) GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).



                            (Signature page follows)


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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE                   FIRST TRUST ENERGY INCOME AND
INTERNATIONAL, LTD.                           GROWTH FUND

/s/ Cristian Kertesz                          /s/ James M. Dykas
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Name: Cristian Kertesz                        Name: James M. Dykas
Title: Director                               Title: President and CEO